UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 9, 2025

VALHI, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-5467	87-0110150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1700, Dallas, Texas	75240-2620
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(972) 233-1700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	VHI	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2025, Patty S. Brinda, vice president and controller of the registrant, provided notice to the registrant that, effective as of December 31, 2025, she will retire as an officer of the registrant and an employee of Contran Corporation (“Contran”), the privately-held parent corporation of the registrant.

Following such retirement notice of Ms. Brinda, the registrant’s board of directors took action to elect Edward R. Moore as vice president and controller of the registrant, effective as of January 1, 2026. Upon effectiveness of such election, Mr. Moore will serve as the registrant’s principal accounting officer.

Mr. Moore, age 37, has served since 2024 as director of reporting and control for the registrant, Contran and various companies related to the registrant and Contran. From 2011 to 2024, Mr. Moore was employed by PricewaterhouseCoopers LLP, the registrant’s independent registered public accounting firm, most recently as an assurance director.

Mr. Moore is an employee of Contran and provides services to the registrant under an intercorporate services agreement between the registrant and Contran. For a description of the intercorporate services agreement, see “Certain Relationships and Transactions” in the registrant’s 2025 proxy statement, which description is incorporated herein by reference. In addition, for a discussion of potential conflicts of interest of officers who serve more than one corporation, see “Certain Relationships and Transactions” in the 2025 proxy statement, which discussion is also incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3
Valhi, Inc.
(Registrant)

	By:	/s/ Amy A. Samford
Date: December 15, 2025		Amy A. Samford Executive Vice President and Chief Financial Officer